Exhibit 99.1

ALX Oncology Appoints Itziar Canamasas, Ph.D., to its Board of Directors

SOUTH SAN FRANCISCO, Calif., April 12, 2022 (GLOBE NEWSWIRE) -- ALX Oncology Holdings Inc., (“ALX Oncology”) (Nasdaq: ALXO) a clinical-stage immuno-oncology company developing therapies that block the CD47 checkpoint pathway, today announced the appointment of Itziar Canamasas, Ph.D., to its Board of Directors (the “Board”) effective April 11, 2022. With more than 20 years of biopharmaceutical industry experience, Dr. Canamasas brings expertise in driving business growth and operational excellence.

“We are excited to welcome Dr. Canamasas to our Board during an important time in ALX Oncology’s continued evolution,” said Corey Goodman, Ph.D., Executive Chairman of ALX Oncology. “Dr. Canamasas provides a proven track record of successful oncology product launches and transformational strategic expertise to ALX Oncology that will be instrumental in 2022 and beyond as we execute on helping patients fight cancer.”

“I am excited to join the Board at this pivotal junction in ALX Oncology’s growth trajectory. I look forward to working closely with the management team and fellow Board members to execute on advancing evorpacept to reach its full potential as a therapy for patients with hematological and solid tumors,” said Dr. Canamasas.

Dr. Canamasas currently serves as the Head of Oncology Europe, Middle East and Africa at Bayer AG. During her 20 plus years at Bayer, Dr. Canamasas has held various oncology leadership positions with expertise focused on global commercialization, strategic life-cycle development and corporate strategy, including roles as Vice President of Global Marketing Oncology and Managing Director of Bayer Limited. Dr. Canamasas is also the Organizational Development Director for the Ambassador Program at the Healthcare Businesswomen’s Association (HBA). Dr. Canamasas holds an M.S. in Biology with distinction from the Universitat de Barcelona and a Ph.D. in Cancer Genetics from the University of Mainz.

About ALX Oncology

ALX Oncology is a publicly traded, clinical-stage immuno-oncology company focused on helping patients fight cancer by developing therapies that block the CD47 checkpoint pathway and bridge the innate and adaptive immune system. ALX Oncology’s lead product candidate, evorpacept, is a next generation CD47 blocking therapeutic that combines a high-affinity CD47 binding domain with an inactivated, proprietary Fc domain. Evorpacept has demonstrated promising clinical responses across a range of hematologic and solid malignancies in combination with a number of leading anti-cancer agents. ALX Oncology intends to continue clinical development of evorpacept for the treatment of multiple solid tumor indications and hematologic malignancies, including acute myeloid leukemia and myelodysplastic syndromes.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. Forward-looking statements include statements regarding future results of operations and financial position, business strategy, product candidates, planned preclinical studies and clinical trials, results of clinical trials, research and development costs, regulatory approvals, timing and likelihood of success, plans and objects of management for future operations, as well as statements regarding industry trends. Such forward-looking statements are based on ALX Oncology’s beliefs and assumptions and on information currently available to it on the date of this press release. Forward-looking statements may involve known and unknown risks, uncertainties and other factors that may cause ALX Oncology’s actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These and other risks are described more fully in ALX Oncology’s filings with the Securities and Exchange Commission (“SEC”), including ALX Oncology’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents ALX Oncology files with the SEC from time to time. Except to the extent required by law, ALX Oncology undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:

Peter Garcia

Chief Financial Officer, ALX Oncology

(650) 466-7125 Ext. 113

peter@alxoncology.com

Argot Partners

(212)-600-1902

alxoncology@argotpartners.com

Media Contact:

Karen Sharma

MacDougall

(781) 235-3060

alx@macbiocom.com